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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 12, 2002


                             ASIA WEB HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


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
                  DELAWARE                                 0-27757                           33-0529299
(State or other jurisdiction of incorporation     (Commission File Number)      (IRS Employer Identification Number)
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                        1947 CAMINO VIDA ROBLE, SUITE 102
                               CARLSBAD, CA 92008
                    (Address of principal executive offices)


                                 (760) 804-0023
              (Registrant's telephone number, including area code)

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Item 2.  Acquisition or Disposition of Assets.

On March 12, 2002, the Registrant and Case Financial, Inc. ("Case") entered into an Asset Purchase Agreement (the "Agreement"). In accordance with the Agreement, the Registrant will acquire substantially all of the operating assets, except "advance receivables", in exchange for up to 9,475,000 shares of the Registrant's Common Stock. Founded in 1998, the Encino, California-based Case is a legal funding company, providing pre-settlement litigation funding to law firms, plaintiffs' attorneys and their clients.

The Agreement also provides for the acquisition by the Registrant of Case Financial, LLC, a related company. In exchange for the issuance of two promissory notes aggregating $700,000, one payable in two years and one payable in three years, the Registrant receives in excess of $700,000 "advance receivables", and the income therefrom, which should be collected over a 24-month period.

Furthermore, in connection with the acquisition, the Registrant entered into a Services Agreement with Case to liquidate its existing portfolio of funded cases for a 15 percent management fee. The portfolio of cases aggregates approximately $ 5 million, and it is estimated that the collection process will take up to 24 months.

Upon the close of the transaction, which is expected to occur by the end of April, 2002, the shareholders and noteholders of Case will own approximately fifty two percent (52%) of the Registrant's then-outstanding Common Stock and therefore will control the Registrant's future activities and business. The closing of the transaction is subject to certain covenants and representations, completion of audited statements, various due diligence requirements and shareholder approval. There is no assurance that the transaction will close at the end of April, 2002, or at any other time.

Item 5. Other Events.

On March 15, 2002, Michael Schaffer, the Chief Executive Officer and Director of the Registrant resigned and Eric A. Alden, 41, was appointed Chief Executive Officer and a director of the Company. Mr. Alden is also the President and Chief Financial Officer of Case Financial, Inc. ("Case"). He became a director of Case when the company was incorporated in November 1998. Mr. Alden was Chief Financial Officer for Puritan Quartz, Inc. during its restructuring where he provided financial management and business planning as the company grew from $1 million to over $8 million per year in sales. In addition, Mr. Alden guided the re-organization of Creative Presentations, Inc. placing an emphasis on creating profitable divisions. Prior to that, he operated his own, independent CPA firm acquiring over 100 clients, both individuals and companies, where he specialized in financial consulting and litigation support. Clients included a consumer electronics distributor with $15 million in annual sales; a retail business with multi-locations and $2 million in sales, where he assisted the company, from its inception, creating all reporting systems as well as consulting the company in risk management; and an international manufacturer of high-tech testing equipment with $25 million in annual sales. He was formerly employed by: Alder, Green & Hasson of Westwood, California in the capacity of accounting and audit manager, business consulting and litigation support; and Altschuler, Melvoin and Glasser of Century City, California as a staff accountant. Mr. Alden has specific experience with strategic planning, designing and implementing accounting systems and management interfacing.

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Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

                Exhibit                     Description
                Number
                 10.16 Asset Purchase Agreement dated March 12, 2002, between the Registrant and Case Financial, Inc.

                 10.17 Services Agreement dated March 12, 2002, between the Registrant and Case Financial, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 28, 2002

                                     ASIA WEB HOLDINGS, INC.



                                     By:  /s/ Eric A. Alden
                                          --------------------------------------
                                          Eric A. Alden, Chief Executive Officer